FEDERAL AGRICULTURAL MORTGAGE CORPORATION
AMENDED AND RESTATED 2008 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNITS AWARD AGREEMENT
(PERFORMANCE-BASED VESTING)

THIS AGREEMENT (the “Agreement”), effective as of [DATE] (the “Grant Date”), between Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States and an institution of the Farm Credit System (the “Company”), and [NAME] (the “Participant”).
WHEREAS, the Participant is an employee of the Company and, pursuant to the terms of the Company’s Amended and Restated 2008 Omnibus Incentive Plan (the “Plan”), the Company desires to provide the Participant with an incentive to remain an employee of the Company and to align the Participant’s interests with the interests of the Company’s stockholders.
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
2.    Grant of Restricted Stock Units. Subject to the terms and conditions contained in this Agreement and in the Plan, the Company hereby grants to the Participant [ # ] target units of Restricted Stock (the “Target Amount”), which shall be subject to performance-based vesting as described in Section 3 of this Agreement.
3.    Vesting and Settlement of the Restricted Stock Units. Subject to the Company achieving the performance goals set forth in Appendix A and the terms and conditions contained in this Agreement and in the Plan, the Restricted Stock Units shall vest in an amount equal to the Vested Amount on [DATE] (the “Vesting Date”) and no longer be subject to cancellation pursuant to Section 4 or the transfer restrictions set forth in Section 6. A certificate evidencing the appropriate number of Shares may be issued through the Deposit/Withdrawal at Custodian (DWAC), the automated system for deposits and withdrawals of securities from the Depository Trust Company (DTC). Each Restricted Stock Unit that vests on the Vesting Date shall correspond to a Share to be issued by the Company. The “Vested Amount” is the number of Restricted Stock Units that vest on the Vesting Date, adjusted upward or downward from the Target Amount based on the achievement of the goals described in Appendix A.
4.    Termination of Employment.
a.Death; Disability. If, after the Grant Date and prior to the Vesting Date (the “Restricted Period”), the Participant’s employment with the Company terminates due to the Participant’s death or Disability, the Restricted Stock shall immediately vest and be settled in Shares.
b.Retirement. If the Participant ceases to be employed by the Company during the Restricted Period due to the Participant’s Retirement: (i) unvested Restricted Stock shall remain eligible for vesting pursuant to Section 3; and (ii) vested Restricted Stock shall be settled in Shares. For purposes of this Agreement “Retirement” means the termination of the Participant’s employment without Cause (as defined in the Plan, in the Company’s Executive Officer Severance Plan, or in the Participant’s employment agreement, as applicable) after attaining (i) age fifty-five (55) and (ii) a combined age and years of employment at the Company of at least sixty-five (65).
c.Other Terminations of Employment. If the Participant’s employment with the Company terminates during the Restricted Period for any reason other than those set forth in Sections 4(a) and 4(b), any unvested Restricted Stock shall be cancelled immediately and the Participant shall have no rights with respect to the cancelled Restricted Stock.
5.    Incorporation of Plan Terms. This Agreement sets forth the general terms and conditions of the Restricted Stock granted on the Grant Date. This Agreement and the Restricted Stock shall be subject to the Plan, the terms of which are hereby incorporated herein by reference. A copy of the Plan may be obtained by contacting the General Counsel at Federal Agricultural Mortgage Corporation, 1999 K Street, N.W., 4th Floor, Washington, DC 20006. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern unless the Plan specifically contemplates different terms being provided for in the Agreement. By accepting the Restricted Stock the Participant acknowledges receipt of the Plan (in written or electronic form) and represents that he or she is familiar with its terms and provisions and hereby accepts the Restricted Stock subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules, and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. If the Participant receives or has received any other award under the Plan or any other equity compensation plan for any year, it shall be governed by the terms of the applicable award agreement, which may be different from those set forth herein.
6.    Restrictions on Transfer of Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party without prior written consent of the Company except by will or the laws of descent and distribution or pursuant to a domestic relations order and during the Participant’s lifetime, the Shares with respect to the Restricted Stock shall be issued only to the Participant or his or her legal guardian or representative. Notwithstanding the foregoing, the Committee may, in its sole discretion and subject to the terms and conditions it establishes from time to time, authorize the Participant to transfer the Restricted Stock to one or more Immediate Family Members (or to trusts, partnerships, or limited liability companies established exclusively for Immediate Family Members) provided that there is no consideration for such transfer. Any attempt to assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Stock contrary to the provisions of the Plan or this Agreement shall be null and void and without effect. “Immediate Family Member” shall mean the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and persons related by reason of legal adoption. The Committee may cause a legend or legends to be put on certificates representing the Shares to make appropriate reference to the transfer restrictions under this Section 6.

7.    Rights as a Stockholder. During the Restricted Period, the Participant shall have no voting or other ownership rights in the Company arising from the award of the Restricted Stock Units, except that in the event of any cash or stock dividend prior to the Vesting Date, cash dividend equivalents (“Dividend Equivalents”) shall accrue on the Shares underlying Restricted Stock Units, whether such Restricted Stock Units are vested or unvested, which Dividend Equivalents shall be subject to vesting and forfeiture on the same terms and conditions as the underlying Restricted Stock Units. Such Dividend Equivalents shall be in an amount of cash or stock per Restricted Stock Unit equal to the cash or stock dividend paid with respect to each outstanding Share and shall be credited on the declaration date applicable to Shares. The Dividend Equivalents accrued prior to the Vesting Date shall be paid to the Participant with respect to all vested Restricted Stock Units on or as soon as reasonably practicable following the Vesting Date. The Dividend Equivalents accrued on Shares underlying Restricted Stock Units that do not vest and are forfeited shall be forfeited for no consideration on the date such Restricted Stock Units are forfeited.
8.    Entire Agreement. This Agreement and the Plan constitute the entire agreement and understanding between the parties with regard to the subject matter hereof. They supersede all other agreements, representations, or understandings (whether oral or written and whether express or implied) that relate to the Restricted Stock Units granted pursuant to this Agreement. By accepting the Restricted Stock Units, the Participant shall be deemed to accept all of the terms and conditions of the Plan and this Agreement.
9.    Amendments. The Committee shall have the power to alter, amend, modify, or terminate the Plan or this Agreement at any time; provided, however, that no such termination, amendment, or modification may adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent. Notwithstanding the foregoing, the Company shall have broad authority to amend this Agreement without the consent of the Participant to the extent it deems necessary or desirable (i) to comply with or take into account changes in or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules, and other applicable laws, rules and regulations, (ii) to take into account unusual or nonrecurring events or market conditions, or (iii) to take into account significant acquisitions or dispositions of assets or other property by the Company. Any amendment, modification, or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant in accordance with Section 12(h) of any such amendment, modification, or termination as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Restricted Stock Units in any manner that is consistent with the Plan and approved by the Committee.
10.    Adjustments. Notwithstanding anything to the contrary contained herein, the Committee will make or provide for such adjustments to the Restricted Stock Units as are equitably required to prevent dilution or enlargement of the rights of the Participant that would otherwise result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Restricted Stock Units.
11.    Listing. Notwithstanding anything to the contrary contained herein, the Restricted Stock Units may not vest, and the Shares issued with respect to the Restricted Stock Units may not be purchased, sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the requirements of any securities exchange, securities association, market system, or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (b) any restrictions on transfer imposed by the Company’s charter legislation or bylaws, and (c) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.
12.    Miscellaneous.
a.No Right to Future Grants. Grants of Restricted Stock Units are discretionary awards. Neither the Plan nor the grant of the Restricted Stock Units or any other awards confers on the Participant any right or entitlement to receive another award under the Plan or any other plan at any time in the future or with respect to any future period.
b.No Right of Employment. Grants of Restricted Stock Units are awarded by virtue of the Participant’s employment with, and services performed for, the Company. Neither the Plan nor this Agreement constitute an employment agreement, and nothing in this Agreement shall modify the terms of the Participant’s employment, including, without limitation, the Participant’s status as an “at will” employee, if applicable. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s employment at any time or for any reason not prohibited by law, nor confer upon the Participant any right to continued employment for any specified period of time.
c.Assignment. The Participant may not assign any of his or her rights hereunder except as permitted by the Plan or by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party. All agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Subsidiaries or affiliates.

d.Tax Withholding. The Company shall have the right to require the Participant to remit to the Company, prior to the issuance of Shares, an amount sufficient to satisfy any federal, state, or local tax withholding requirements. Prior to the Company’s determination of such withholding liability, the Participant may, if permitted by the Committee, make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Shares valued at Fair Market Value that would otherwise be received by such individual upon vesting of the Restricted Stock Units. The Company and its affiliates shall also have the right to deduct from all cash payments made to the Participant (whether or not such payment is in connection with the Restricted Stock Units) any federal, state, or local taxes required to be withheld with respect to such payments.
e.Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
f.Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
g.Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.
h.Notices. Any notice required by the terms of the Plan or this Agreement shall be given in writing and shall be deemed effective upon personal delivery, sending, or posting of electronic communications or upon deposit in the mail, by registered or certified mail. Notice to the Company shall be delivered to:
General Counsel
Federal Agricultural Mortgage Corporation
1999 K Street, N.W., 4th Floor
Washington, DC 20006
Notice to the Participant shall be delivered at either (i) the address that most recently provided to the Company or (ii) by Company email, Company intranet postings, or other electronic means that are generally used for Company employee communications.
i.No Advice. Nothing in the Plan or this Agreement should be construed as providing the Participant with financial, tax, legal or other advice with respect to the Restricted Stock Units. The Company recommends that the Participant consult with his or her financial, tax, legal, and other advisors to provide advice in connection with the Restricted Stock Units.

j.Governing Law. This Agreement shall be governed by and construed in accordance with federal law. To the extent federal law incorporates state law, that state law shall be the laws of the District of Columbia excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or this Agreement to the substantive law of another jurisdiction. By accepting the Restricted Stock Units the Participant hereby submits to the exclusive jurisdiction and venue of the federal courts in the District of Columbia, to resolve any and all issues that may arise out of or relate to the Plan or this Agreement.

k.Recoupment. Amounts payable to the Participant under this Agreement shall be subject to any recoupment or “clawback” policy as may be implemented and interpreted by the Company from time to time, including, but not limited to, any recoupment or “clawback” policy that may be implemented by the Company to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other applicable law and regulation.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the Grant Date.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:
Name:
Title:

Appendix A – Performance Goals

The vesting and settlement of the Restricted Stock Units shall be subject to the Company achieving the following performance goals:

[Performance goals will be specified in each award agreement and if applicable, reported in a Current Report on Form 8-K at the time of the award.]

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